NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:
Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Second Quarter Earnings and GAAP Equity Over $4 Billion

        HAMILTON, Bermuda – July 25, 2005 — Everest Re Group, Ltd. (NYSE: RE) reported second quarter 2005 after-tax operating income(1), which excludes realized capital gains and losses, of $173.3 million, or $3.03 per diluted share, a nominal decrease compared to $174.4 million, or $3.07 per diluted share, in the second quarter of 2004. Second quarter 2005 net income decreased 26.4% to $194.2 million, or $3.40 per diluted share, compared to $264.0 million, or $4.64 per diluted share, in the second quarter of 2004. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

        For the six months ended June 30, 2005, after-tax operating income was $338.6 million, or $5.93 per diluted share, an increase of 3.9% compared to $325.9 million, or $5.73 per diluted share, in 2004. Net income in the first six months of 2005 was $361.3 million, or $6.33 per diluted share, a decrease of 7.4% compared to $390.1 million, or $6.86 per diluted share, in 2004.

        Gross premiums written for the second quarter of 2005 were $1.11 billion, a 2.2% increase compared to $1.09 billion in 2004. Net premiums written were $1.07 billion, an increase of 2.2% from $1.05 billion for the second quarter of 2004. The Company’s GAAP combined ratio in the second quarter was 91.3% compared to 91.5% in 2004. Net investment income for the second quarter was $137.4 million compared to $136.8 million in the second quarter of 2004. Cash flow from operations for the second quarter of 2005 was $291.1 million, a decrease of 25.9% from $392.9 million in the second quarter of 2004.

        For the six months ended June 30, 2005, gross premiums written were $2.16 billion, a 6.6% decrease from $2.31 billion in the first six months of 2004. Net premiums written for the same period decreased 6.4% to $2.09 billion from $2.23 billion in 2004. The GAAP combined ratio for the first six months of 2005 was 91.3% compared to 91.1% in 2004. Net investment income for the six months ended June 30, 2005 was $270.3 million, an increase of 13.7% from $237.7 million in 2004. Cash flow from operations in the first six months was $616.3 million, compared to $792.5 million in the first six months of 2004.

        At June 30, 2005, the Company’s shareholders’ equity was $4.08 billion, or $72.37 per outstanding share. The change in book value represents a 9.9% increase from shareholders’ equity of $3.71 billion, or $66.09 per outstanding share, at December 31, 2004.

        Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We have reached yet another milestone with shareholders’ equity now in excess of $4 billion and continue our disciplined pursuit of opportunities to keep this capital effectively deployed.”

        This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

        A conference call discussing the second quarter results will be held at 8:30 a.m. Eastern Time on July 26, 2005. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

        Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

(1)     The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended June 30,				Six Months Ended June 30,

(Dollars in thousands, except per share amounts)	2005		2004		2005		2004

	(unaudited)				(unaudited)
	amount	per diluted share	amount	per diluted share	amount	per diluted share	amount	per diluted share

Net income	$194,180	$3.40	$263,967	$4.64	$361,275	$6.33	$390,068	$6.86
After-tax realized gains	20,873	0.37	89,584	1.58	22,721	0.40	64,142	1.13

After-tax operating income	$173,307	$3.03	$174,383	$3.07	$338,554	$5.93	$325,926	$5.73

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

— Financial Details Follow —

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Three Months Ended June 30,		Six Months Ended June 30,

(Dollars in thousands, except per share amounts)	2005	2004	2005	2004

	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,092,500	$1,004,258	$2,098,415	$2,059,323
Net investment income	137,448	136,845	270,334	237,742
Net realized capital gains	27,309	116,681	29,786	81,773
Net derivative (expense) income	(6,816)	4,382	(8,037)	630
Other (expense) income	(885)	1,951	(6,275)	3,411

Total revenues	1,249,556	1,264,117	2,384,223	2,382,879

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	690,615	675,513	1,358,869	1,387,041
Commission, brokerage, taxes and fees	276,585	214,886	498,907	437,665
Other underwriting expenses	30,151	28,369	58,907	51,967
Interest expense on senior notes	7,709	9,736	19,944	19,472
Interest expense on junior subordinated debt	9,362	9,248	18,724	13,667
Interest expense on credit facility	98	334	208	658

Total claims and expenses	1,014,520	938,086	1,955,559	1,910,470

INCOME BEFORE TAXES	235,036	326,031	428,664	472,409
Income tax expense	40,856	62,064	67,389	82,341

NET INCOME	$194,180	$263,967	$361,275	$390,068

Other comprehensive income (loss), net of tax	134,158	(266,467)	5,533	(199,604)

COMPREHENSIVE INCOME (LOSS)	$328,338	$(2,500)	$366,808	$190,464

PER SHARE DATA:
Average shares outstanding (000's)	56,266	55,933	56,204	55,852
Net income per common share - basic	$3.45	$4.72	$6.43	$6.98

Average diluted shares outstanding (000's)	57,128	56,860	57,102	56,846
Net income per common share - diluted	$3.40	$4.64	$6.33	$6.86

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)	June 30, 2005	December 31, 2004

	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2005, $9,622,490; 2004, $9,609,617)	$9,984,159	$9,947,172
Equity securities, at market value (cost: 2005, $961,417; 2004, $571,717)	1,050,192	650,871
Short-term investments	581,832	585,875
Other invested assets (cost: 2005, $230,250; 2004, $160,188)	231,469	161,324
Cash	112,949	184,930

Total investments and cash	11,960,601	11,530,172
Accrued investment income	130,247	130,216
Premiums receivable	1,301,677	1,314,160
Reinsurance receivables	1,079,501	1,210,795
Funds held by reinsureds	222,373	195,944
Deferred acquisition costs	327,926	331,909
Prepaid reinsurance premiums	80,207	84,646
Deferred tax asset	163,341	159,874
Taxes recoverable	2,209	-
Other assets	151,587	115,050

TOTAL ASSETS	$15,419,669	$15,072,766

LIABILITIES:
Reserve for losses and adjustment expenses	$8,049,026	$7,836,306
Future policy benefit reserve	142,405	152,179
Unearned premium reserve	1,573,369	1,595,630
Funds held under reinsurance treaties	221,173	282,472
Losses in the course of payment	41,039	19,069
Contingent commissions	1,422	2,509
Other net payable to reinsurers	37,049	47,462
Current federal income taxes	-	31,854
8.5% Senior notes due 3/15/2005	-	249,976
8.75% Senior notes due 3/15/2010	199,392	199,341
5.4% Senior notes due 10/15/2014	249,600	249,584
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	10,041	16,426
Other liabilities	267,225	131,047

Total liabilities	11,338,134	11,360,248

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2005) 56.4 million and (2004) 56.2 million issued	569	566
Additional paid-in capital	997,626	983,025
Unearned compensation	(7,103)	(7,108)
Accumulated other comprehensive income, net of deferred income taxes of
$139.9 million at 2005 and $135.6 million at 2004	334,270	328,737
Retained earnings	2,779,123	2,430,248
Treasury shares, at cost; 0.5 million shares (2005 and 2004)	(22,950)	(22,950)

Total shareholders' equity	4,081,535	3,712,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,419,669	$15,072,766

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended June 30,		Six Months Ended June 30,

(Dollars in thousands)	2005	2004	2005	2004

	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$194,180	$263,967	$361,275	$390,068
Adjustments to reconcile net income to net cash provided by
operating activities:
(Increase) decrease in premiums receivable	(26,235)	(23,261)	6,543	(159,345)
(Increase) decrease in funds held by reinsureds, net	(56,041)	4,179	(93,123)	(53,588)
Decrease (increase) in reinsurance receivables	106,051	(21,448)	117,194	(528)
Decrease (increase) in deferred tax asset	3,466	(17,764)	(9,182)	(15,354)
Increase in reserve for losses and loss adjustment expenses	136,651	283,059	277,343	621,244
Decrease in future policy benefit reserve	(7,428)	(44,884)	(9,774)	(47,293)
(Decrease) increase in unearned premiums	(19,345)	23,994	(18,503)	142,739
(Decrease) increase in other assets and liabilities	(17,034)	34,304	2,040	(17,825)
Non-cash compensation expense	449	286	893	572
Amortization of bond premium	3,633	7,070	11,277	13,501
Amortization of underwriting discount on senior notes	33	49	91	97
Realized capital gains	(27,309)	(116,681)	(29,786)	(81,773)

Net cash provided by operating activities	291,071	392,870	616,288	792,515

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	205,674	191,095	328,689	359,881
Proceeds from fixed maturities sold - available for sale	1,051,729	625,788	1,171,999	1,138,675
Proceeds from equity securities sold	10,331	6,678	10,331	7,995
Proceeds from other invested assets sold	28,941	4,032	30,722	4,312
Cost of fixed maturities acquired - available for sale	(1,186,966)	(740,624)	(1,554,934)	(1,800,771)
Cost of equity securities acquired	(232,696)	(101,462)	(400,717)	(209,692)
Cost of other invested assets acquired	(82,761)	(8,163)	(89,178)	(8,452)
Net (purchases) sales of short-term securities	(152,672)	(252,449)	6,194	(680,247)
Net increase (decrease) in unsettled securities transactions	39,758	(120,045)	70,932	(18,890)

Net cash used in investing activities	(318,662)	(395,150)	(425,962)	(1,207,189)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	3,271	7,986	13,716	20,030
Dividends paid to shareholders	(6,202)	(5,605)	(12,400)	(11,197)
Repayment of senior notes	-	-	(250,000)	-
Net proceeds from issuance of junior subordinated notes	-	-	-	319,997

Net cash (used in) provided by financing activities	(2,931)	2,381	(248,684)	328,830

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(8,051)	3,294	(13,623)	5,572

Net (decrease) increase in cash	(38,573)	3,395	(71,981)	(80,272)
Cash, beginning of period	151,522	101,192	184,930	184,859

Cash, end of period	$112,949	$104,587	$112,949	$104,587

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid, net	$70,561	$36,651	$107,451	$56,179
Interest paid	$16,322	$9,727	$45,169	$33,684
Non-cash financing transactions:
Issuance of common shares	$888	$-	$888	$-